RESTATED TERM NOTE

U.S. $1,370,000.00 July 22, 2009

RECITALS:

A. By that certain Line of Credit Note dated April 27, 2009 (the "Original Note"), William P. Esping ("WPE") loaned SSGI, Inc., a Florida corporation ("Parent"), and Surge Solutions Group, Inc., a Florida corporation ("Surge", and together with Parent, collectively, the "Borrower") the principal sum of Five Hundred Thousand Dollars ($500,000).

B. The Original Note was subsequently transferred by WPE to Alpina Lending, L.P., a Nevada limited partnership ("Lender") by that certain Assignment of Note dated in May, 2009.

C. The Original Note was repaid and restated, and Lender agreed to make further advances to Borrower, pursuant to the terms of that certain Term Note, dated June 16, 2009, in the principal amount of $925,000 (the "Term Note").

D. The Lender and Borrower now desire to restate the Term Note pursuant to this Restated Term Note, the proceeds of which will be used to provide additional advances in accordance with the terms of this Term Note and to make further modifications as otherwise provided in this Term Note (the "Note").

E. This Note is given in renewal, extension, modification and amendment of the Term Note, with the effect that the outstanding principal balance of the Term Note as of the date hereof and any accrued but unpaid interest thereon has become the initial outstanding principal balance of this Note.

AGREEMENT:

FOR VALUE RECEIVED, the Borrower makes this Note and promises to pay to the order of Lender, on its own behalf and as agent on behalf of all third parties who purchase participation interests in this Note (the "Lender"), the principal sum of up to One Million Three Hundred Seventy Thousand and No/100 Dollars ($1,370,000.00), or, if greater or less, the aggregate unpaid principal amount of all advances made to Borrower hereunder, together with interest on the unpaid principal balance of this Note, pursuant to the terms and conditions set forth herein. Both principal and interest are payable as herein provided in lawful money of the United States of America at the address for Lender provided below, or at such other address as from time to time may be designated by Lender.

1. This Note shall have the following terms:

Date of this Note:	July 22, 2009
Borrower:	SSGI, Inc., a Florida corporation Surge Solutions Group, Inc., a Florida corporation

Borrower's Address:	8120 Belvedere Road Suite #4 West Palm Beach, Fl. 33411
Lender:	Alpina Lending, L.P., a Nevada limited partnership
Lender's Address:	7161 S. Eastern Ave., Suite 3A Las Vegas, Nevada 89119-4675
Principal Amount:	Up to $1,370,000.00 (the "Maximum Loan Amount") after taking into account all principal outstanding as of the date hereof and accrued interest thereon that was advanced under the Term Note.
Use of Proceeds:	For bonding government and other contracts (the "Bonding Contracts") that require bonding to guarantee construction performance.
No Revolver:	This Note is a term loan and Borrower may not borrow, repay, and then reborrow, the principal balance of this Note.
Interest Rate:	Interest shall accrue on the outstanding principal amount of this Note throughout the term of this Note at an interest rate equal to the lesser of (i) 9% per annum compounded annually (the "Base Rate"), and (ii) the Highest Lawful Rate (defined below). Upon the occurrence of an Event of Default (defined below), all principal and interest outstanding under this Note shall bear interest on each day outstanding at the Highest Lawful Rate in effect on such day. If any Event of Default is cured by Borrower to the satisfaction of Lender or waived by Lender in writing, the Highest Lawful Rate shall not apply.
Payment:	Each Advance must be repaid on the earliest of (i) if, as and when payments are received from the applicable Bonding Contract, (ii) 120 days from the date of Advance, (iii) on the dates set forth in the next sentence, and (iv) the occurrence of an Event of Default. To the extent that such amount is not paid on or before October 27, 2009, $425,000 of the outstanding principal, and accrued and unpaid interest thereon, shall be due and payable on October 27, 2009 (the "First Installment"). To the extent that such amount is not paid on or before October 27, 2009, an additional $445,000 of the outstanding principal, and accrued and unpaid interest thereon, shall be due and payable on December 31, 2009 (the "Second Installment"). Finally, to the extent the remaining outstanding principal balance of this Note, as well as payment of all other amounts due under this Note, is not paid on or before April 27, 2010, such remaining amounts shall be due and payable on April

27, 2010 (the "Maturity Date"). All payments shall be made to Lender at its address for payment as provided above, unless Lender provides another address for payment.

Application of Payments:	All payments under this Note shall be applied first, to accrued but unpaid interest due under this Note, next, to costs and fees incurred in accordance with the terms of this Note, and next, to outstanding principal of this Note. Notwithstanding the foregoing sentence, if any Default occurs and is existing under this Note, Lender shall have the right to apply payments toward interest, fees, charges and other amounts due under this Note in its sole discretion.
Participation:	Borrower acknowledges and agrees that (i) Lender may sell or otherwise assign participations in this Note, the other Loan Documents (as defined below), or all or any portion of any rights or benefits under any of the foregoing, pursuant to an Agency Agreement and Assignment of Participation Interest (as may be amended or restated from time to time, the "Agency Agreement"), and (ii) Lender (or its assigns) may serve as the administrative agent under the Agency Agreement.
Commitment Fee:	Concurrently with the execution of this Note, Borrower shall pay to Lender from the proceeds of any advance made on the effective date of this Note (or, if there will be no advance on the effective date of this Note, on the date that the next advance pursuant to the terms of this Note is made) a commitment fee equal to two percent (2%) of the Maximum Loan Amount (or $27,400), which fee shall be fully earned at closing and paid as described above.
Loan Servicing Fee:	Borrower shall pay Lender $5,000 on the date of this Note as a loan servicing fee. Borrower may thereafter impose in its sole and absolute discretion an additional monthly loan service fee equal to .35% of the outstanding loan balance as of the end of each month. If Lender imposes this fee, payments shall be made within ten (10) days of the preceding month end that the fee was imposed.
Borrower References:	All references in this Note to "Borrower" shall be understood to be a reference to each Borrower, unless the context requires that such reference be understood as a reference to both Borrowers, collectively.

2. Advances. All advances made pursuant to this Note shall be deemed principal under this Note. It is unnecessary for Borrower to execute any further notes to evidence the obligation of Borrower to pay the amount of each advance together with interest thereon as provided in this Note. Borrower may only borrow and repay under this Note in accordance with

its terms and conditions. Borrower may borrow, repay and reborrow up to $500,000 under this Note, subject to all of the limitations, terms and conditions of this Note.

Notwithstanding anything to the contrary contained in this Note, Lender shall not be obligated to make any advances under this Note to Borrower if Lender is not obligated to make such advances pursuant to Section 3.

In no event shall amounts advanced under this Note be used directly or indirectly for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities.

3. Obligation to Make Advances. In addition to (and not in limitation of) Section 2, Lender has no obligation to advance funds to Borrower if (a) an Event of Default (as defined below) exists on the date of such advance, (b) any representation, warranty or covenant made by Borrower in this Note, any other Loan Document, any certificate or financial or other statement furnished to Lender by Borrower or in any other agreement between Lender and Borrower is breached or is otherwise untrue in any material respect as of the date that Borrower is requesting such advance, (c) the making of such advance is prohibited by any Law (as defined below), (d) Borrower fails to provide the following on the date of such advance in form and substance satisfactory to Lender in its sole discretion: (i) a detailed description of the Bonding Contract relating to the subject request; (ii) the applicable municipality bonding request; (iii) the name and wiring instructions for the requisite bonding agent; (iv) a UCC-1 financing statement covering the awarded Bonding Contract; and (v) proof of insurance coverage with respect to the Bonding Contract; or (e) Lender determines in its sole discretion not to make such advance. Concurrently with each and every request by Borrower of an advance under this Note, Borrower shall certify in writing to Lender that none of the conditions set forth in the preceding sentence exist (and that the making of such advance will not cause such conditions to exist) as of the date that Borrower is requesting such advance, and shall provide each and every item called for by (d) of this Section 3.

4. Representations and Warranties. Borrower does hereby represent and warrant to Lender as of the date of this Note as well as on each date that an advance is made, in each case as follows:

(a) Due Organization and Qualification. Borrower (i) is duly organized, validly existing and in good standing under the laws of Florida; and (ii) is qualified and licensed to do business in every state or foreign jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

(b) Ownership Structure. Parent is a holding company whose only asset is the Common Stock of Surge. Parent has no liabilities as of the date of this Note. All business and operations of Borrower are conducted in Surge as the operating company.

(c) Due Authorization; No Conflict. The execution, delivery and performance of this Note are within Borrower's corporate powers, have been duly authorized and do not conflict with or constitute a breach of any provision contained in Borrower's governing documents (including, without limitation, Borrower's certificate of incorporation and bylaws as in effect on the date hereof), nor do they constitute an event of default under any agreement to which Borrower is now a party.

(d) No Default. No Event of Default and no event which, with the giving of notice or lapse of time or both, would become such an Event of Default, has occurred and is continuing.

(e) Compliance with Laws. Borrower is in compliance in all material respects with all applicable foreign, federal, state or local laws, statutes, ordinances, regulations, orders and other requirements of any federal, state, county, parish, local or foreign governmental entity or municipality or subdivision thereof or any authority, arbitrator, department, commission, board, bureau, body, agency, court or instrumentality thereof (collectively, "Laws") having jurisdiction over Borrower, Borrower's assets or the conduct of Borrower's business.

(f) Usury. Borrower, directly and through its legal counsel, has been directly involved in the structure and negotiation of the loan evidenced by this Note. It is the intention of Borrower that all aspects of this Note, and any related transaction, comply with all Laws, including, specifically, any applicable usury Laws. If for any reason, it is determined that this Note is usurious in any manner, Borrower hereby represents that, as to Borrower, such result was unintentional and the result of a bona fide mistake.

(g) Retention of Counsel. Lender has previously advised Borrower, and again hereby advises Borrower prior to the execution of this Note, that Borrower seek the advice of an attorney and an accountant in connection with this Note and the Loan Documents. Borrower has had the opportunity to seek the advice of an attorney and an accountant of Borrower's choice in connection with this Note and the Loan Documents.

5. Affirmative Covenants. While any part of any of the obligations arising hereunder remains unpaid, and unless otherwise waived by Lender in writing, Borrower agrees as follows:

(a) Corporate Existence. Borrower shall maintain and preserve its corporate existence and authority to transact business and shall remain in good standing under the laws of Florida and all other jurisdictions where the failure to do so maintain would have a material adverse effect upon the assets of Borrower.

(b) Observance of Terms. (i) Borrower shall pay the principal and interest on this Note when due or when declared due, in accordance with this Note, and (ii) Borrower shall observe, perform and comply with every covenant, term and condition herein on the part of Borrower to be observed, performed or complied with.

(c) Compliance with Applicable Law. Borrower shall comply in all respects with the requirements of all applicable Laws, the noncompliance with which might, in any respect, materially and adversely affect Borrower's business, property, assets, operations or conditions, financial or otherwise.

(d) Notice of Default. Borrower shall notify Lender in writing within three (3) days after Borrower, acting diligently and in good faith, becomes or should have become aware thereof (i) of any condition or event that constitutes an Event of Default or an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, (ii) of any other material default or potential material default by Borrower, under any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement to which Borrower is a party or by which Borrower is bound, or (iii) of any event or condition that, or an event that, with the giving of notice or lapse of time or both, would allow or permit the attachment of any liens, claims, security interests or encumbrances on any of Borrower's assets. Such notice shall specify the nature and period of existence of any such condition, event, default or potential default and what action Borrower has taken, is taking or proposes to take with respect thereto.

(e) Financials and Other Information. Borrower will make available to Lender such information that Lender may from time to time reasonably request in writing concerning any matter related to (i) the Loan, (ii) the business and operations of Borrower, including without limitation financial statements and other reports as requested by Lender, and (iii) the verification of the accuracy, truth and completeness of any information furnished to Lender by Borrower. Borrower will permit Lender's employees and representatives (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours, any of Borrower's offices and properties, books and records (including, without limitation, books of account), and to make copies of, and to write down and record, any information such Persons obtain that is relevant to the Loan or the business and operations of Borrower. Borrower shall permit Lender and its representatives to discuss with Borrower's officers, employees and representatives, any matter relevant to the Loan or the business and operations of Borrower.

(f) Notice of Certain Events. Borrower will promptly notify Lender in writing, stating that such notice is being given pursuant to this Note, of any and new Bonding Contracts and any returns, recoveries, disputes or claims with respect to any Bonding Contract(s).

(g) Insurance. Borrower will keep or cause to be kept insured by insurers that Borrower believes to be financially sound and reputable insurers, all of the Bonding Contracts and any collateral securing the Note as well as any other material, tangible assets in reasonable and customary amounts for companies of Borrower's size in Borrower's business. Borrower shall at all times maintain insurance against liability for injury to persons or property in reasonable and customary amounts for companies of Borrower's size in Borrower's business, which insurance shall be by insurers that

Borrower reasonably believes to be financially sound and reputable. Upon obtaining any new or replacement insurance or upon any renewal of current insurance covering any of the Collateral, Borrower shall deliver a copy of the declaration page of such insurance to Lender. Lender shall be named as an additional loss payee on all insurance policies.

(h) Payment of Taxes and Assessments. Borrower will (a) timely file all required tax returns or apply for valid extensions with respect to such returns; and (b) pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property as they become due and payable.

(i) Minimum Operating Balance. Borrower shall at all times maintain net assets (which shall be calculated in accordance with generally accepted accounting principles) of at least $250,000.

(j) Job Cost Accounting System. Borrower shall at all times maintain a job cost accounting system with respect to each Bonding Contract that is satisfactory to Lender in its sole discretion. Lender shall have the right to track all bonding jobs, track invoices of all bonding jobs and perform a detailed review and audit of Borrower's jobs and operations from time to time.

6. Negative Covenants. While any part of any of the obligations arising hereunder remains unpaid, and unless otherwise waived by Lender in writing, Borrower shall refrain from doing any of the following without obtaining Lender's prior written consent:

(a) Indebtedness. Borrower will not in any manner owe or be liable for any indebtedness except (i) the obligations of Borrower pursuant to the terms of this Note, and (ii) trade payables are incurred by Borrower in the ordinary course of business.

(b) Limitation on Liens. Borrower will not create, assume or permit to exist any lien or security interest on any of its assets or properties, except for (i) liens and security interests in favor of Lender, and (ii) purchase money liens on specific equipment to be used in the ordinary course of Borrower's business. Upon Lender's written request, Borrower shall promptly make available to Lender copies of all UCC financing statements (including all exhibits and amendments) evidencing liens and security interests on the properties or assets or Borrower.

(c) Limitation on Dissolution and Mergers. Borrower will not cause, or enter into any agreement to cause, the dissolution or termination of the existence of the Borrower, or the merger, consolidation, or reorganization of Borrower with or into any entity, whether or not Borrower is the surviving entity.

(d) Limitation on Sales of Property.

(i) Borrower will not sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties to any person or entity, except:

(A) equipment that is worthless or obsolete or that is replaced by equipment of equal suitability and value;

(B) sales of inventory and other assets in the ordinary course of business; and

(C) other property which is sold for fair consideration not in excess of Five Thousand and No/100 Dollars ($5,000.00) per sale, the sale of which will not have a material adverse effect on Borrower.

(ii) Borrower will not discount, sell, pledge or assign any notes payable, accounts receivable or future income, except in the ordinary course of business.

(e) Limitation on Expenditures, Investments and New Businesses.

(i) Limitations. Borrower will not, without the prior written consent of Lender, (A) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction (1) outside of the ordinary course of business, or (2) inside the ordinary course of business that obligates Borrower in the aggregate amount of Fifty Thousand and No/100 Dollars ($50,000.00) or more, (B) enter into any new line of business or engage in or conduct any operations, directly or indirectly, except in connection with or incidental to its present businesses and operations, (C) make any investment in any person or entity in excess of Five Thousand and No/100 Dollars ($5,000.00) individually or Fifteen Thousand and No/100 Dollars ($15,000.00) in the aggregate, or (D) acquire all or substantially all of the securities of any corporation, partnership, limited liability company, joint venture, or other entity.

(f) Limitation on Loans and Credit Extensions. Borrower will not extend credit, make advances or make loans to any person or entity other than extensions of credit, which Borrower reasonably believes to be prudent, to customers buying goods and services in the ordinary course of business, which extensions shall not exceed ninety (90) days past the date of invoice.

(g) Transactions with Affiliates. Borrower will not engage in any transaction obligating Borrower with any of its affiliates where any material term of the transaction is materially less favorable to it than such terms which would have been obtainable at the time in an arm's-length transaction dealing with persons or entities other than such affiliates.

(h) Certain Contracts; Amendments. Subject to the other provisions of this Note, Borrower will not enter into or amend any contract, agreement or lease (including, without limitation, the Bonding Contracts) that (i) creates or purports to create a security interest on the assets or properties of Borrower, (ii) causes, or would reasonably be expected to cause, a material adverse effect on Borrower or an Event of Default (without

giving effect to any grace period provided for in such Event of Default), or (iii) would violate, or would reasonably be expected to cause a violation of, any provision of this Note or any other Loan Document.

(i) Limitation on Distributions. Borrower will not pay, declare or make any dividend or distribution of stock, cash, property or securities to its shareholders or to the holder of any other equity interest in Borrower.

(j) Limitations on Equity Issuances and Sales. Except for the warrants as described in Section 13 or that have otherwise been issued in connection with the Original Note and the Term Note, Borrower shall not issue any equity interests in Borrower, or any other convertible debt instruments, interests, warrants, or options exchangeable for or convertible into equity or interests in Borrower, or enter into any agreement to issue any equity interests in Borrower, or any other interests, warrants or options exchangeable for or convertible into equity or interests in the Borrower.

(k) Voluntary Bankruptcy. Borrower will not commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, consent to the appointment or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or otherwise seek the protection of any applicable bankruptcy or insolvency law.

(l) Corporate Governance. Borrower will not take any action to amend its articles of incorporation, bylaws or any of its other governing documents (or adopt any new shareholders agreement) in any manner.

(m) Management. Borrower will not (a) increase the compensation for any member of senior management, whether in salary, bonus, commission or perquisites, above the amounts provided for in Borrower's budget, or (b) increase any other employee's annual salary more than Ten Thousand and No/100 Dollars ($10,000.00) annually.

7. Prepayment. Borrower may prepay this Note, or any portion thereof, at any time and from time to time without the payment of any premium, fee, or penalty.

8. Lockbox and Account Collections. Borrower will maintain under such written agreements as Lender requires, as security for the obligations under this Note, a separate lockbox ("Lockbox") and depository account in the name of Borrower with respect to all receivables of Borrower associated with each Bonding Contract ("Depository Account"); provided, that, at Lender's sole and absolute discretion following the occurrence of an Event of Default, the Lockbox shall apply to all receivables of Borrower (as opposed to just receivables associated with each Bonding Contract). All payments to Borrower will be deposited directly into the Depository Accounts, and Lender is authorized to cause the transfer or sweep from the Depository Account to an account designated by Lender from time to time ("Lender's Account")

of any funds which have been deposited into the Depository Account or any of Borrower's other depository accounts. Borrower agrees that, Lender will have all right, title and interest in and to all items and funds from time to time in the Depository Account. Lender is authorized to apply any and all funds swept or transferred from the Depository Account into Lender's Account at any time to the obligations under this Note in accordance with the terms of this Note. Borrower agrees to enter into a lockbox and sweep agreement (a "Lockbox Agreement") with Lender and Borrower's bank in form and substance satisfactory to Lender to, among other things, evidence the arrangements and agreements set forth in this Section 8, within thirty (30) days of the effective date of this Note, the failure of which shall be an Event of Default.

Borrower shall immediately advise all of its account debtors (including without limitation the appropriate parties to each Bonding Contract) to direct their payments to the Lockbox, at the address established by the Lockbox arrangements. All payments received into the Lockbox will be deposited into the Depository Account for disposition as set forth above in this Section.

9. Default.

(a) For purposes of this Note, the following events shall constitute an "Event of Default":

(i) the default by Borrower in any required payment of principal of or interest on this Note, when due or declared due, whether on or prior to the Maturity Date; or

(ii) Borrower breaches any representation or warranty in any material respect or otherwise fails to perform or observe any covenant or agreement in any material respect that is set forth in this Note; or

(iii) the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within sixty (60) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower for any substantial part of such person's property, or ordering the winding up or liquidation of such person's affairs; or

(iv) the commencement by Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the admission by any of them in writing of such person's inability to pay his or its debts generally as they become due; or

(v) if Borrower is liquidated or winds up its affairs; or

(vi) the sale, transfer, pledge, hypothecation or liquidation of all or substantially all of the assets or equity securities of Borrower.

(b) If an Event of Default occurs and is continuing, then and in every such case the Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest thereon to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note, and (ii) exercise all other rights and remedies available to Lender at law or in equity. No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c) If this Note is placed in the hands of an attorney for collection after an Event of Default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to the Lender in addition to the principal and interest payable hereunder.

10. Usury Laws. It is the intention of the parties hereto to comply with all applicable laws. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Note, interest on the debt evidenced by this Note, and amounts paid with respect to this Note (including all fees and expenses to the extent they are treated as interest) shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under applicable law (the "Highest Lawful Rate"). Any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received under this Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading in equal parts during the period of the full term of the indebtedness evidenced hereby all interest at any time contracted for, charged, or received from Borrower or otherwise by the Lender in connection with such indebtedness.

11. Expenses. Borrower will upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel, which Lender may incur in connection with this Note.

12. Security and Guaranty. This Note shall be (i) secured by the assets of Borrower as more fully set forth in that certain Security Agreement (as herein so called) of even date herewith, and (ii) guaranteed by Ryan Seddon as more fully set forth in that certain Guaranty

Agreement (as herein so called) of even date herewith. This Note, the Lockbox Agreement, the Security Agreement, the Guaranty Agreement and all other documents, certificates or agreements delivered in connection with this Note are collectively referred to as the "Loan Documents".

13. Warrants. As additional consideration for Lender extending credit to Borrower pursuant to the terms of this Note, Parent agrees to issue to Lender (or any participants) warrants to purchase common stock of Parent, on the terms and conditions set forth in the warrant certificate attached as Exhibit A to this Note. The warrants that were issued in connection with the Original Note and the Term Note each contained a term providing that if Borrower were to pay in full all outstanding principal under the Note and accrued but unpaid interest thereon on or before October 27, 2009, the number of warrant shares issued in connection with such warrants would be would automatically be decreased (as further described in such warrants). For clarity, these provisions shall only come into effect to the extent that Borrower pays an amount equal to at least the First Installment and Second Installment (as opposed to all outstanding principal) on or before October 27, 2009 (it being understood that, although the Second Installment is not due until December 31, 2009, the reduction in warrants shall only apply if an amount equal to the First Installment and Second Installment is paid on or before October 27, 2009). Further, the repayment of the Original Note pursuant to the terms of the Term Note shall not be deemed to be a payment in full of the Original Note for purposes of the adjustment to the warrant issued in connection with the Original Note as described above.

14. No Demand, Presentment. The undersigned and all parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment for payment, notice of dishonor, notice of intention to demand or accelerate payment hereof, protest and notice of protest and diligence on collecting or bringing suit against any party hereof, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by Lender and to all partial payments hereon, with or without notice, before or after maturity.

15. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THE NOTE, (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE NOTE, THE OTHER

LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

16. Miscellaneous. This Note (i) shall be construed in accordance with and governed by the substantive laws of the State of Nevada, without regard to its conflicts of laws provisions, (ii) shall not be assigned or transferred by Borrower without the prior written consent of the Lender, (iii) is fully assignable and transferable by Lender without Borrower's consent, and (iv) shall be binding upon Borrower and Lender and their respective successors and assigns. Venue for any interpretation, enforcement or dispute regarding this Note shall be exclusively in the federal and state courts located in Clark County, Nevada.

17. **ENTIRE AGREEMENT.□□ THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THE NOTE AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.**

18. RELEASE. BY EXECUTION OF THIS NOTE, BORROWER FULLY AND IRREVOCABLY RELEASES, REMISES, AND DISCHARGES WPE, THE LENDER AND EACH OF THE LENDER'S SUBSIDIARIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OWNERS, PARTNERS, LOAN PARTICIPANTS, REPRESENTATIVES, AND OTHER PERSONNEL FROM ANY AND ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, LITIGATIONS, ARBITRATIONS, LIABILITIES, COSTS, AND EXPENSES, REGARDLESS OF WHETHER KNOWN, UNKNOWN, OR UNKNOWABLE, AND REGARDLESS OF WHETHER ABSOLUTE, CONTINGENT, OR OTHERWISE, AND REGARDLESS OF WHETHER AT LAW, IN EQUITY, OR OTHERWISE, WITHOUT LIMITATION, WHETHER EXISTING AS OF THE EFFECTIVE TIME OR ARISING THEREAFTER, IN EACH CASE TO THE EXTENT BASED ON ACTIONS, OMISSIONS, AND/OR EVENTS OCCURRING WITH RESPECT TO THE ORIGINAL NOTE AND THE TERM NOTE OR ANY AGREEMENTS EXECUTED IN CONJUNCTION WITH THE ORIGINAL NOTE AND THE TERM NOTE.

BORROWER ACKNOWLEDGES THAT THE LAWS OF MANY STATES PROVIDE SUBSTANTIALLY THE FOLLOWING: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR." THE BORROWER ACKNOWLEDGES THAT SUCH LAWS ARE DESIGNED TO PROTECT A PARTY FROM WAIVING CLAIMS THAT IT DOES NOT KNOW EXIST OR MAY EXIST. NONETHELESS, THE BORROWER AGREES THAT, EFFECTIVE AS OF THE EFFECTIVE TIME, THE BORROWER IRREVOCABLY WAIVES THE BENEFITS OF ANY SUCH LAW.

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Term

IN WITNESS WHEREOF, this Note was executed as of the date first set forth above.

BORROWER:

SSGI, INC., a Florida corporation

By: ______________________
Name: Ryan Sadou
Its: Pres

SURGE SOLUTIONS GROUP, INC., a Florida corporation

By: ______________________
Name: Ryan Sadou
Its: Pres

LENDER:

ALPINA LENDING, L.P.
a Nevada limited partnership

By: Alpina GenPar, Inc.
Its: General Partner

By: ______________________
Name: ______________________
Its: ______________________

35915.1/308102v4

IN WITNESS WHEREOF, this Note was executed as of the date first set forth above.

BORROWER:

SSGI, INC., a Florida corporation

By: ______________________
Name: ______________________
Its: ______________________

SURGE SOLUTIONS GROUP, INC., a Florida corporation

By: ______________________
Name: ______________________
Its: ______________________

LENDER:

ALPINA LENDING, L.P.
a Nevada limited partnership

By: Alpina GenPar, Inc.
Its: General Partner

By: [signature]
Name: Bullard O. Castleman
Its: President

35915.1/308102v4